   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 3, 2003.
                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                               -----------------
                                    FORM F-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                               -----------------
                        ASPEN INSURANCE HOLDINGS LIMITED
             (Exact name of Registrant as specified in its charter)

             BERMUDA                                  6331                        NOT APPLICABLE
 (State or other jurisdiction of               (Primary Standard                 (I.R.S. Employer
  incorporation or organization)     Industrial Classification Code Number)     Identification No.)

                                  VICTORIA HALL
                               11 VICTORIA STREET
                                 HAMILTON HM 11
                                     BERMUDA
                            TELEPHONE: (441) 295-8201
                            FACSIMILE: (441) 295-1829
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)
                               -----------------
                             CT CORPORATION SYSTEM
                               111 EIGHTH AVENUE
                           NEW YORK, NEW YORK 10011
                           TELEPHONE: (212) 590-9200
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                               -----------------
                                   Copies to:

             MICHAEL GROLL, ESQ.                   JOSEPH D. FERRARO, ESQ.              GARY I. HOROWITZ, ESQ.
 LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.    LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.   SIMPSON THACHER & BARTLETT LLP
             125 WEST 55TH STREET                    NO. 1 MINSTER COURT                 425 LEXINGTON AVENUE
           NEW YORK, NY 10019-5389                      MINCING LANE                    NEW YORK, NY 10017-3954
          TELEPHONE: (212) 424-8000                   LONDON, EC3R 7AA                 TELEPHONE: (212) 455-7113
          FACSIMILE: (212) 424-8500            TELEPHONE: 011-44-207-459-5000          FACSIMILE: (212) 455-2502
                                               FACSIMILE: 011-44-207-459-5099

                               -----------------

     Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-110435

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

                                                                  Proposed
                                                                   Maximum          Proposed
            Title Of Each Class Of             Amount to be       Offering      Maximum Aggregate        Amount Of
         Securities To Be Registered           Registered(1)   Price Per Share   Offering Price(2)   Registration Fee(3)
------------------------------------------------------------------------------------------------------------------------
Ordinary Shares, par value 0.15144558 cents   12,102,600 shares    $22.50         $272,308,500             $22,030
  per share
------------------------------------------------------------------------------------------------------------------------

  (1) Includes 1,578,600 shares subject to underwriters' over-allotment option; of which 10,952,600 shares were previously registered pursuant to a registration statement on Form F-1 as further described in Note (2) below.

  (2) This Registration Statement relates to the Registrant's Registration Statement on Form F-1 (Registration No. 333-110435) (the "Prior Registration Statement"). In accordance with Rule 462(b) of the Securities and Exchange Commission's Rules and Regulations under the Securities Act of 1933, as amended, the proposed maximum aggregate offering price of securities eligible to be sold under the Prior Registration Statement ($250,000,000) is carried forward to this Registration Statement, and an additional amount of securities, having a proposed maximum aggregate offering price of $22,308,500, is registered hereby.

  (3) $1,805 is paid pursuant to this Registration Statement. The Registrant has instructed a bank to transmit by wire transfer the filing fee in the amount of $1,805 to the Securities and Exchange Commission, the Registrant will not revoke such instruction, and it has sufficient funds in such account to cover the amount of the registration fee. The Registrant also undertakes that it will confirm receipt of such instructions by the bank or wire transfer service during regular business hours on the business day following the filing of this Registration Statement. The remaining $20,225 is carried forward from the Prior Registration Statement, for which a filing fee in such amount was paid at the time of registration.
                               -----------------
     IN ACCORDANCE WITH RULE 462(b) OF THE SECURITIES AND EXCHANGE COMMISSION'S RULES AND REGULATIONS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT INCORPORATES BY REFERENCE THE REGISTRANT'S REGISTRATION STATEMENT OF FORM F-1 (REGISTRATION NO. 333-110435) TO WHICH THIS REGISTRATION STATEMENT RELATES AND SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES
AND EXCHANGE COMMISSION.
================================================================================

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on the 3rd day of December, 2003.

                                     Aspen Insurance Holdings Limited

                                     By:    /s/ Christopher O'Kane
                                            ------------------------
                                     Name:  Christopher O'Kane
                                     Title: Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 3rd day of December, 2003.

           SIGNATURE                              TITLE
           ---------                              -----

                *                         Chairman and Director
-----------------------------
           Paul Myners

    /s/ Christopher O'Kane         Chief Executive Officer and Director
-----------------------------         (Principal Executive Officer)
       Christopher O'Kane

      /s/ Julian Cusack            Chief Financial Officer and Director
-----------------------------        (Principal Financial Officer and
         Julian Cusack                 Principal Accounting Officer)

                *                               Director
-----------------------------
          Julian Avery

                *                               Director
-----------------------------
           Ian Cormack

                *                               Director
-----------------------------
          Heidi Hutter

                *                               Director
-----------------------------
         Prakash Melwani

                *                               Director
-----------------------------
          Bret Pearlman

                *                               Director
-----------------------------
        Norman L. Rosenthal

                *                               Director
-----------------------------
         Kamil M. Salame

                *                               Director
-----------------------------
         Anthony Taylor

          SIGNATURE
          ---------

              *
-----------------------------
        Bret Pearlman
(authorized representative in
      the United States)



*By:    /s/ Julian Cusack
     -------------------------
         Attorney-in-fact

                                   EXHIBITS

     The following is a complete list of Exhibits as filed as part of this Registration Statement, which are incorporated herein.



 EXHIBIT
  NUMBER    DESCRIPTION OF DOCUMENT
  ------    -----------------------
   1.1      Underwriting Agreement*

   3.1      Certificate of Incorporation and Memorandum of Association of Registrant*

   3.2      Amended and Restated Bye-laws of Registrant*

   4.1      Specimen Ordinary Share Certificate*

   4.2      Amended and Restated Instrument Constituting Options to Subscribe for Shares in
            Aspen Insurance Holdings Limited*

   5.1      Opinion of Appleby Spurling & Kempe

  10.1      Amended and Restated Shareholders' Agreement, dated as of September 30, 2003 among the Registrant and each of the persons listed on Schedule A thereto*

  10.2      Form of Third Amended and Restated Registration Rights Agreement dated as of
            November 14, 2003 among the Registrant and each of the persons listed on Schedule 1 thereto*

  10.3      Management Services Contract dated June 21, 2002 between Christopher O'Kane and
            Aspen Insurance U.K. Services Limited*

  10.4      Service Agreement dated June 21, 2002 between Julian Cusack and the Registrant*

  10.5      Management Services Contract dated June 21, 2002 between Sarah Davies and Aspen
            Insurance UK Services Limited*

  10.6      Management Services Contract dated June 21, 2002 between David May and Aspen
            Insurance UK Services Limited*

  10.7      Aspen Insurance Holdings Limited 2003 Share Incentive Plan*

  10.8      Three-Year Credit Agreement dated August 26, 2003 among the Registrant, Barclays
            Bank plc and the Lenders named therein*

  10.9      364-Day Credit Agreement dated August 26, 2003 among the Registrant, Barclays
            Bank plc and the Lenders named therein*

  10.10     Quota Share Agreement between Syndicate 3030 and Aspen Insurance UK Limited, dated October 21, 2003 reflecting the slip agreement entered into on June 12, 2002*

  10.11     Slip agreement for quota share entered into June 6, 2002 between National Indemnity
            Company and Aspen Insurance UK Limited*

  10.12     Qualifying Quota Share Agreement between Wellington Underwriting, Syndicate 2020 and Aspen Insurance UK Limited dated April 15, 2003*

  10.13     Slip Agreement for Property Risk Excess of Loss Reinsurance Quota Share Treaty
            between Aspen Insurance UK Limited and Montpelier Reinsurance Ltd., dated June
            20, 2002*

  10.14     Slip Agreement for Quota Share Treaty of Wellington Underwriting Inc. Property
            Business between Aspen Insurance UK Limited and Montpelier Reinsurance Ltd.,
            dated June 20, 2002*

  10.15     Slip Agreement for Quota Share Treaty of Wellington Underwriting Inc. Auto Liability
            Business between Aspen Insurance UK Limited and Montpelier Reinsurance Ltd.,
            dated June 20, 2002*

  21.1      Subsidiaries of the Registrant*

  EXHIBIT
   NUMBER     DESCRIPTION OF DOCUMENT
-----------   ---------------------------------------------------
    23.1      Consent of KPMG Audit Plc

    23.2      Consent of Appleby Spurling & Kempe

    23.3      Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P.*

    24.1      Power of Attorney by Paul Myners*

    24.2      Power of Attorney by Julian Avery*

    24.3      Power of Attorney by Ian Cormack*

    24.4      Power of Attorney by Heidi Hutter*

    24.5      Power of Attorney by Prakash Melwani*

    24.6      Power of Attorney by Bret Pearlman*

    24.7      Power of Attorney by Norman Rosenthal*

    24.8      Power of Attorney by Kamil M. Salame*

    24.9      Power of Attorney by Anthony Taylor*

    99.1      Form F-N*

----------
* Previously filed in connection with Registration Statement on Form F-1 (Registration No. 333-110435) and incorporated by reference.